Exhibit 99.15

Avalon Successfully Completes Workover on the Hughs # 1
Tuesday September 25, 4:11 pm ET

MINNEAPOLIS--(BUSINESS WIRE)--Avalon Oil & Gas, Inc., (OTCBB:AOGN - News; FWB:A3MA.F) announced the workover on the Hughs #1, Noble County, Oklahoma, has been successfully completed.

The workover to repair the damaged tubing and downhole pump, remove the paraffin wax build-up, and clean-up the perforations in the Bartlesville Zone was completed as planned.

The well had flush production of two hundred (200) barrels of oil and is now producing six (6) barrels of oil per day and 10 MCF of gas. Avalon owns a 16.67% working interest in the well.

Avalon and its working interest partners are evaluating other opportunities in the area around this property in Central Oklahoma.

About Avalon Oil & Gas, Inc.

Avalon Oil & Gas, Inc. is an oil and gas company engaged in the acquisition of oil and gas producing properties. In addition, Avalon's technology group acquires and develops oil and gas production enhancing technologies from early stage licensing partners. Avalon is building an asset portfolio of innovative technologies in the oil and gas industry to maximize enhancement opportunities at its various oil and gas properties.

Forward-Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Avalon Oil & Gas, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

FOR FURTHER INFORMATION: please visit the company's website at www.avalonoilinc.com.

Contact:
Avalon Oil & Gas, Inc., Minneapolis
Kent Rodriguez, 952-746-9655
Fax 952-746-5216
----------

Source: Avalon Oil & Gas, Inc.